EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-3 of dELiA*s Inc. of our report dated August 14, 1996 (with respect to the share issuance in Note 1, December 18, 1996) on our audit of the financial statements as at January 31, 1996 and for the two years then ended appearing in the Annual Report on Form 10-K of dELiA*s Inc. for the year ended January 31, 1997.


Richard A. Eisner & Company, LLP
New York, New York
December 31, 1997